                    MORGAN STANLEY MORTGAGE SECURITIES TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        NOVEMBER 1, 2007 - APRIL 30, 2008

                                                                    AMOUNT OF    % OF
                                        OFFERING       TOTAL         SHARES    OFFERING   % OF FUNDS
     SECURITY     PURCHASE/    SIZE OF  PRICE OF     AMOUNT OF      PURCHASED  PURCHASED     TOTAL                      PURCHASED
    PURCHASED     TRADE DATE  OFFERING   SHARES      OFFERING        BY FUND    BY FUND     ASSETS         BROKERS         FROM
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 Banc of America   11/09/07      --      $100.55  $817,600,000.00  850,000.00    0.10%       0.52%     Banc of America   Banc of
  Comm Mtg 2007                                                                                        Securities LLC,   America
   5.7451% due                                                                                        Lehman Brothers,
    2/10/2051                                                                                          Morgan Stanley